   Exhibit 23.1

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-87034) of Gibraltar Industries, Inc., formerly known as Gibraltar Steel Corporation, of our report dated June 22, 2005 relating to the financial statements of Gibraltar 401(k) Plan, which appears in this Form 11-K.

Freed Maxick & Battaglia, CPA's, PC
Buffalo, New York
June 28, 2005